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                                                                    EXHIBIT 21.1

                    Subsidiaries of Derby Cycle Corporation
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Abingdon Rubber & Tyre Co. (1970) Ltd.
Abraham Brothers (P&A) (Pty) Ltd.
Armstrong Cycles Ltd.
Auto Velos Ltd.
Beatty & Crabbe Ltd.
Bicycle Manufacturers Ltd.
Bike Handels GmbH
The British Cycle Corporation Ltd.
BSA Cycles Ireland Ltd.
BSA Cycles Ltd.
Carlton Cycles Ltd.
Centurn Investments N.V.
Century Cycle Manufacturing Corporation
Curragh Finance Co.
Cycle Finance Co. (Pty) Ltd.
Cyclemark Trust
Cycsad Engineering (Pty) Ltd.
Derby Component Manufacturing (Pty) Ltd.
The Derby Cycle Corporation
Derby Cycle Werke GmbH
Derby Fahrrader GmbH
Derby Nederland BV
Derby Finance NV
Derby Holding BV
Derby Holding Ltd.
Derby Industries Ltd.
Derby Industries (Pty) Ltd.
Derby Investments Holdings (Pty) Ltd.
Derby Holding (Deutschland) GmbH
Derby (HK) Trading Co. Ltd.
Derby Trading Co. Inc.
E. Wiener Bike-Parts GmbH
Gazelle Cycle Co. Ltd.
The Hercules Cycle & Motor Co. (Ireland) Ltd.
The Hercules Cycle & Motor Co. Ltd.
InterDerby Group Finance NV
The Irish Engineering Co. Ltd.
The Irish Raleigh Cycle Co. Ltd.
J.A. Phillips & Co. Ltd.
JB Brooks & Co. Ltd.
J.H. Slotar & Co. (Pty) Ltd.
Koninklinjke Gazelle B.V.

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Lyon Cycle BV
Moulton Bicycles Ltd.
MS Sport Vertriebs AG
MS Sport Vertriebs GmbH
New Hudson Cycle Co. Ltd.
NV Dierense Maatschapij Tot Exploitatie van Wonigen en Assurantien
NW Sportergate GmbH
Norman Cycles Ltd.
Phillips Cycles Ltd.
PI Manufacturing (Pty) Ltd.
Probike South Africa (Pty) Ltd.
Raboisen Zweihunderterste (201) Vermogensverwaltungs GmbH (to be renamed Derby WS Vermogensverwaltungs GmbH, pending registration of approval of name change by German authorities)
Raleigh Cycles (South Africa) (Pty) Ltd.
Raleigh BV
Raleigh BVBA
Raleigh Fahrrader GmbH
Raleigh Industries Limited
Raleigh Industries of Canada Limited
Raleigh Ireland Ltd.
Raleigh Europe BV
Raleigh Technical Services S.A.
Raleigh (Services) Ltd.
The Raleigh Cycle Corporation
Raleigh International Limited
Raleigh Technical Services Ltd.
The Rambler Cycle Co. Ltd.
Reliable Cycle Co. (Pty) Ltd.
The Robin Hood Cycle Co. Ltd.
Rudge Whitworth Ltd.
Rudge-Whitworth (Ireland) Ltd.
Sturmey Archer Europa BV
Sturmey-Archer Limited
Sturmey-Archer of America Inc.
The Sun Cycle & Fittings Co. Ltd.
Sunbeam Cycle Co. Ltd.
Shenzen Raleigh Industrial Development Co. Ltd.
Triumph Cycle Co. Ltd.
Univega Beteiligungen GmbH
Univega Worldwide GmbH
Winora-Staiger GmbH
The Wright Saddle Co. Ltd.